Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information:

Michael P. Gray	Jenny Viscarolasaga
Chief Financial Officer	For Curis, Inc.
Curis, Inc.	617-503-6658
617-503-6632	Jenny@tworoadscommunications.com
mgray@curis.com

Curis Announces Key Management Promotions

— Michael Gray appointed COO and Dr. Changgeng Qian promoted to the position of Vice President,

Discovery and Preclinical Development —

CAMBRIDGE, Mass. – December 20, 2006 – Curis, Inc. (NASDAQ: CRIS), a therapeutic drug development company focusing on cancer, neurological and dermatological disease indications, today announced recent promotions within its management team infrastructure. The changes were made to better align the management structure with Curis’ ongoing strategy of deemphasizing early stage discovery research and seeking instead to develop proprietary later stage preclinical and, ultimately, clinical assets. The first such later stage program is a platform of proprietary cancer programs that target multiple validated cancer pathways. This platform is currently in preclinical testing and Curis expects to select the first lead clinical candidate in early 2007 and file an Investigational New Drug (IND) application during the second half of 2007.

Management Promotions

Michael P. Gray, who most recently held the position of Senior Vice President of Finance and Chief Financial Officer, will assume the additional role of Chief Operating Officer, while retaining the responsibilities and title of Chief Financial Officer. Gray will continue to have primary responsibility over a majority of Curis’ administrative functions and will now have a greater role in aligning Curis’ promising drug development programs with the company’s overall corporate objectives and operating budget.

“Mike Gray has been an important part of the Curis team and has consistently demonstrated strong management and leadership skills during his tenure,” said Dan Passeri, President and Chief Executive Officer of Curis. “He has provided solid financial and administrative oversight throughout his three years as Curis’ Chief Financial Officer and was also instrumental in implementing various aspects of our recent entry into China. I will be looking to Mike to lead the coordination of the company’s drug development and administrative efforts as we seek to move our drug programs into later stages of development in a highly effective and cost-efficient manner.”

In addition, Curis recently promoted Dr. Changgeng Qian to the position of Vice President, Discovery and Preclinical Development. Dr. Qian joined Curis in 2001, bringing more than 25 years of academic and industrial experience in drug discovery, including pharmacokinetics, drug metabolism, efficacy evaluation, experimental disease model development and drug safety assessment. He has played key roles in the discovery and development of several drug candidates, including cancer and central nervous system indications at CytoMed, Inc., LeukoSite, Inc., and Millennium Pharmaceuticals, Inc.

Noted Passeri, “Dr. Qian brings tremendous experience and scientific leadership to his new role. He has been an invaluable asset to Curis, both in his guidance surrounding Curis’ programs under collaboration, and in his leadership in directing Curis’ wholly-owned and proprietary multi-targeted inhibitor (MTI) programs. We are extremely pleased to have someone of Dr. Qian’s caliber leading these scientific efforts.”

About Curis’ Multi-Targeted Inhibitor Cancer Programs

Earlier in 2006, Curis announced a strategic transition under which it has deemphasized early discovery research programs and instead focused its efforts on seeking to develop drug candidates from later stages of preclinical testing into human clinical trials. In addition to Curis’ Hedgehog-based programs currently under development with Genentech, Wyeth, and Proctor & Gamble, Curis is seeking to develop several classes of new proprietary small molecule drug candidates, each of which is designed to target multiple distinct molecular pathways.

Curis believes that some of the most effective therapies currently marketed are those that attack cancer from multiple directions simultaneously. In addition, Curis believes that multi-targeting has an additional advantage because such therapies may help reduce the emergence of drug resistant populations of cells within the tumor. Unlike other recent multi-targeted inhibitors, which target multiple, closely-related tyrosine kinase receptors, Curis’ drugs are being developed as single molecules that target multiple distinct validated molecular pathways which Curis believes will provide anti-tumor activity across a broad range of hematologic (i.e. blood) and solid tumor cancers.

Curis anticipates that its multi-targeted pathway inhibitors may have the potential to improve efficacy, prevent the emergence of drug resistance, and/or decrease the dose-limiting toxicities, possibly by virtue of the ability to reduce dosing frequency or amount. Further, Curis believes that these new inhibitors may represent a new paradigm in rational multi-pathway targeting drug development.

Curis expects that the cost efficiencies of its Chinese operations will allow continued development of these cancer programs as well as additional future drug programs. These additional drug programs may be developed internally or acquired through in-licensing activities.

About Curis, Inc.

Curis, Inc. is a therapeutic drug development company focusing on cancer, neurological and dermatological disease indications, with technologies that utilize regulatory pathways that control repair and regeneration. Curis’ product development involves the use of small molecules or proteins to modulate these pathways. The company has successfully used this technology and product development approach to produce several promising drug product candidates in the fields of cancer (under collaboration with

Genentech, as well new proprietary cancer programs that target multiple validated cancer pathways), neurological disorders (under collaboration with Wyeth), hair growth (under collaboration with Procter & Gamble), kidney and other diseases (licensed to Ortho Biotech Products and under development at Centocor, both subsidiaries of Johnson & Johnson), as well as cardiovascular disease. For more information, please visit www.curis.com.

Cautionary Statement: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning Curis’ expectation that it will select the first lead clinical candidate under its MTI program in early 2007, Curis’ expectation that it will file an IND on the first lead clinical candidate under its MTI program during the second half of 2007, Curis’ belief that its MTI programs will provide anti-tumor activity in a broad range of hematologic and solid tumors, Curis’ anticipation that its MTI programs may improve efficacy, prevent the emergence of drug resistance, and decrease dose-limiting toxicities, and Curis’ belief that its MTI programs may represent a new paradigm in rational multi-pathway targeting drug development. Forward-looking statements used in this press release may contain the words “believes”, “expects”, “anticipates”, “plans”, “seeks”, “estimates” or similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that may cause the Company’s actual results to be materially different from those indicated by such forward-looking statements including, among other things:

•	adverse results, delays and/or failures in the Company’s and its strategic collaborators’ and licensees’ product development programs, including the Company’s MTI program, which has only recently commenced;

•	difficulties or delays in obtaining or maintaining required regulatory approvals for products being developed by the Company and its collaborators and licensees;

•	the Company’s ability to obtain or maintain the patent and other proprietary intellectual property protection necessary for the development and commercialization of products based on its technologies;

•	changes in or the Company’s inability to execute its business plan, including its plans with respect to the development of the MTI program and its operations in China;

•	the risk that Curis does not obtain the additional funding required to conduct research and development of its product candidates and execute the Company’s business plan;

•	unplanned cash requirements and expenditures;

•	risks relating to the Company’s ability to enter into and maintain important strategic collaborations, including its ability to maintain its current collaboration agreements with Genentech, Wyeth, and Procter & Gamble as well as its license agreement with Ortho Biotech Products;

•	the risk that competitors will discover and develop signaling pathway-based or other competing therapeutics faster and more successfully than the Company and its collaborators are able to;
•	and other risk factors identified in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and subsequent reports periodically filed with the Securities and Exchange Commission.

In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company disclaims any intention or obligation to update any of the forward-looking statements after the date of this press release whether as a result of new information, future events or otherwise.